Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FIRST QUARTER 2009 DILUTED EPS OF $0.27,

DOMESTIC UNIT GROWTH OF 5.7%

SILVER SPRING, MD. (April 30, 2009) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for first quarter 2009:

•	Diluted earnings per share (“EPS”) for first quarter 2009 were $0.27, compared to $0.29 for the same period of the prior year.

•

Earnings before interest, taxes and depreciation (“EBITDA”) were $29.9 million for the three months ended March 31, 2009, compared to $36.1 million for the same period of 2008. Operating income for the three months ended March 31, 2009 was $27.8 million compared to $34.1 million for the same period of 2008.

•	Domestic unit and room growth increased 5.7 percent and 5.6 percent, respectively, from March 31, 2008.

•	Domestic system-wide revenue per available room (“RevPAR”) declined 10.3% for the first quarter of 2009 compared to the same period of 2008.

•	The effective royalty rate increased 8 basis points to 4.26% for the three months ended March 31, 2009 compared to 4.18% for the same period of the prior year.

•

Franchising revenues declined 14% from $59.4 million for the three months ended March 31, 2008 compared to $51.0 million for the same period of 2009. Total revenues for the three months ended March 31, 2009 declined 11% compared to the same period of 2008.

•	New domestic hotel franchise contracts for the three months ended March 31, 2009 declined to 60 compared to 133 contracts executed in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 9% from March 31, 2008 to 896 hotels representing 70,381 rooms; the worldwide pipeline declined 7% from March 31, 2008 to 1,007 hotels representing 79,495 rooms.

“While we remain in the midst of an incredibly difficult environment, we once again were able to achieve significant domestic system growth on account of our range of value-oriented brands that appeal to both developers and consumers,” said Stephen P. Joyce, president and chief executive officer. “However, RevPAR continues to deteriorate and the credit markets remain challenging. These macro-level factors have impacted our domestic franchise development efforts and our relicensing transactions. In this current downturn, we are working closely with our franchisees and providing them a wealth of tools and resources to enhance their operations. We are also aggressively and intelligently investing in marketing and reservations delivery efforts to drive guests to Choice-brand hotels.”

Outlook for 2009

The uncertainty around the current economic environment and credit market conditions and their impact on travel patterns and hotel development activities makes it difficult to predict future results, particularly as it relates to underlying assumptions for RevPAR, new hotel franchise and relicensing sales and interest and investment income and expense.

The company’s second quarter 2009 diluted EPS is expected to be $0.41. The company expects full-year of 2009 diluted EPS of $1.68. EBITDA for the full-year of 2009 are expected to be approximately $175.5 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 3.0% in 2009;

•	RevPAR is expected to decline approximately 16% for the second quarter of 2009 and decline approximately 11% for the full-year of 2009;

•	The effective royalty rate is expected to increase 3 basis points for the full-year of 2009;

•	All figures assume the existing share count and an effective tax rate of 36.3% for the second quarter and full-year of 2009.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the three months ended March 31, 2009 the company paid $11.2 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

For the three months ended March 31, 2009, the company purchased approximately 0.7 million shares of its common stock at an average price of $26.82 for a total cost of $18.0 million under the share repurchase program and has authorization to purchase up to an additional 5.3 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 41.5 million shares of its common stock for a total cost of $968.6 million through March 31, 2009. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 74.4 million shares under the share repurchase program at an average price of $13.01 per share.

Our Board has authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees to incent multi-unit franchise development in top markets. We expect to opportunistically deploy this capital over the next several years. Our annual investment in these programs is dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Impact of the Adoption of New Accounting Pronouncements on Earnings Per Share

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are

Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 clarified that all share-based payment awards that contain rights to non-forfeitable dividends participate in undistributed earnings with common shareholders. Therefore, awards of this nature are considered participating securities and the two-class method of computing basic and diluted earnings per share must be applied rather than the treasury stock method. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. In addition, once effective, all prior period earnings per share data presented must be adjusted retrospectively to conform to the provisions of FSP EITF 03-6-1.

The Company’s outstanding unvested restricted stock awards contain rights to non-forfeitable dividends and as a result, the Company applied this guidance in the first quarter of 2009. The two-class method of calculating earnings per share is more dilutive to both basic and diluted shares outstanding than the previously utilized treasury stock method. In accordance with FSP EITF 03-6-1, the Company has also retrospectively adjusted its basic and diluted shares outstanding for the three months ended March 31, 2008 under the two-class method which resulted in a reduction of the Company’s diluted earnings per share from $0.30 to $0.29 per share.

Conference Call

Choice will conduct a conference call on Friday, May 1, 2009 at 10:00 a.m. EDT to discuss the company’s first quarter results. The dial-in number to listen to the call is 1-866-804-6927, and the access code is 46241510. International callers should dial 1-857-350-1673 and enter the access code 46241510. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EDT on May 1, 2009 through May 30, 2009 by calling 1-888-286-8010 and entering access code 34310817. The international dial-in number for the replay is 617-801-6888, access code 34310817. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International franchises more than 5,800 hotels, representing more than 475,000 rooms, in the United States and more than 30 countries and territories. As of March 31, 2009, 896 hotels are under construction, awaiting conversion or approved for development in the United States, representing 70,381 rooms, and an additional 111 hotels, representing 9,114 rooms, are under construction, awaiting conversion or approved for development in more than 15 countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 2, 2009. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

EBITDA, franchising revenues and franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the Company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The Company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the Company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the Company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the Company’s financial statements. In addition, the Company has the contractual authority to require that the franchisees in the system at any given point repay the Company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the Company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the Company and its competitors.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2009 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
			Variance
	2009	2008	$	%
(In thousands, except per share amounts)

REVENUES:
Royalty fees	$43,441	$47,780	$(4,339)	(9)%
Initial franchise and relicensing fees	2,649	6,044	(3,395)	(56)%
Procurement services	3,390	3,342	48	1%
Marketing and reservation	62,042	68,426	(6,384)	(9)%
Hotel operations	1,118	1,042	76	7%
Other	1,518	2,221	(703)	(32)%

Total revenues	114,158	128,855	(14,697)	(11)%

OPERATING EXPENSES:
Selling, general and administrative	21,461	23,555	(2,094)	(9)%
Depreciation and amortization	2,115	2,057	58	3%
Marketing and reservation	62,042	68,426	(6,384)	(9)%
Hotel operations	785	765	20	3%

Total operating expenses	86,403	94,803	(8,400)	(9)%

Operating income	27,755	34,052	(6,297)	(18)%

OTHER INCOME AND EXPENSES:
Interest expense	1,540	3,837	(2,297)	(60)%
Interest and other investment loss	832	1,068	(236)	(22)%
Equity in net income of affiliates	(218)	(301)	83	(28)%

Total other income and expenses, net	2,154	4,604	(2,450)	(53)%

Income before income taxes	25,601	29,448	(3,847)	(13)%
Income taxes	9,293	10,871	(1,578)	(15)%

Net income	$16,308	$18,577	$(2,269)	(12)%

Weighted average shares outstanding-basic*	60,532	62,240

Weighted average shares outstanding-diluted*	60,851	63,032

Basic earnings per share*	$0.27	$0.30	$(0.03)	(10)%

Diluted earnings per share*	$0.27	$0.29	$(0.02)	(7)%

*	The Company’s weighted average shares outstanding for the three months ended March 31, 2008 have been retrospectively adjusted due to the application of EITF Issue 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities” which became effective for the Company in 2009. The application of this guidance has resulted in the revision of diluted earnings per share for the three months ended March 31, 2008 from $0.30 to $0.29 per share.

Exhibit 2

Choice Hotels International, Inc.
Consolidated Balance Sheets

(In thousands, except per share amounts)	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

Cash and cash equivalents	$57,395	$52,680
Accounts receivable, net	38,087	43,141
Deferred income taxes	8,223	8,223
Other current assets	12,996	16,172

Total current assets	116,701	120,216

Fixed assets and intangibles, net	136,984	138,867
Receivable — marketing and reservation fees	24,077	13,527
Investments, employee benefit plans, at fair value	25,303	25,360
Other assets	30,649	30,249

Total assets	$333,714	$328,219

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$61,980	$79,897
Deferred revenue	55,966	47,004
Deferred compensation & retirement plan obligations	2,808	6,960
Other current liabilities	6,728	1,206

Total current liabilities	127,482	135,067

Long-term debt	309,800	284,400
Deferred compensation & retirement plan obligations	33,097	33,462
Other liabilities	9,537	12,960

Total liabilities	479,916	465,889

Common stock, $0.01 par value	605	607
Additional paid-in-capital	84,062	90,141
Accumulated other comprehensive loss	(3,695)	(3,472)
Treasury stock, at cost	(842,554)	(835,186)
Retained earnings	615,380	610,240

Total shareholders’ deficit	(146,202)	(137,670)

Total liabilities and shareholders’ deficit	$333,714	$328,219

Exhibit 3

Choice Hotels International, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$16,308	$18,577

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,115	2,057
Provision for bad debts	350	44
Non-cash stock compensation and other charges	2,406	3,293
Non-cash interest and other loss	949	1,577
Dividends received from equity method investments	166	192
Equity in net income of affiliates	(218)	(301)

Changes in assets and liabilities:
Receivables	4,455	(2,208)
Receivable - marketing and reservation fees, net	(10,370)	(9,533)
Accounts payable	(9,095)	(13,610)
Accrued expenses	(8,708)	(5,442)
Income taxes payable/receivable	8,321	5,660
Deferred income taxes	—	2,389
Deferred revenue	8,964	5,890
Other assets	456	(903)
Other liabilities	(5,643)	684

NET CASH PROVIDED BY OPERATING ACTIVITIES	10,456	8,366

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(2,068)	(2,606)
Purchases of investments, employee benefit plans	(2,003)	(4,405)
Proceeds from sales of investments, employee benefit plans	1,149	4,430
Issuance of notes receivable	(948)	(775)
Collections of notes receivable	2	176
Other items, net	(74)	(267)

NET CASH USED IN INVESTING ACTIVITIES	(3,942)	(3,447)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facility	25,400	6,800
Excess tax benefits from stock-based compensation	694	2,085
Purchase of treasury stock	(19,308)	(1,446)
Dividends paid	(11,157)	(10,484)
Proceeds from exercise of stock options	2,711	2,795

NET CASH USED IN FINANCING ACTIVITIES	(1,660)	(250)

Net change in cash and cash equivalents	4,854	4,669
Effect of foreign exchange rate changes on cash and cash equivalents	(139)	272
Cash and cash equivalents at beginning of period	52,680	46,377

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$57,395	$51,318

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Three Months Ended March 31, 2009*			For the Three Months Ended March 31, 2008*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$73.96	45.9%	$33.96	$73.70	50.5%	$37.23	0.4%	(460	) bps	(8.8)%
Comfort Suites	84.48	47.1%	39.77	86.06	54.0%	46.49	(1.8)%	(690	) bps	(14.5)%
Sleep	67.49	44.9%	30.32	67.66	50.2%	33.98	(0.3)%	(530	) bps	(10.8)%

Midscale without Food & Beverage	75.56	46.0%	34.79	75.65	51.2%	38.76	(0.1)%	(520	) bps	(10.2)%

Quality	64.73	39.1%	25.29	66.36	43.3%	28.76	(2.5)%	(420	) bps	(12.1)%
Clarion	74.03	37.0%	27.35	79.75	41.4%	33.04	(7.2)%	(440	) bps	(17.2)%

Midscale with Food & Beverage	66.57	38.6%	25.72	69.30	42.9%	29.74	(3.9)%	(430	) bps	(13.5)%

Econo Lodge	51.65	37.1%	19.14	50.93	38.5%	19.60	1.4%	(140	) bps	(2.3)%
Rodeway	49.60	37.0%	18.34	49.52	40.9%	20.25	0.2%	(390	) bps	(9.4)%

Economy	51.07	37.0%	18.92	50.58	39.1%	19.75	1.0%	(210	) bps	(4.2)%

MainStay	71.08	50.5%	35.90	69.02	58.2%	40.14	3.0%	(770	) bps	(10.6)%
Suburban	42.60	52.0%	22.15	41.05	59.3%	24.35	3.8%	(730	) bps	(9.0)%

Extended Stay	50.25	51.6%	25.92	48.12	59.0%	28.39	4.4%	(740	) bps	(8.7)%

Total	$68.39	42.4%	$29.02	$69.19	46.8%	$32.37	(1.2)%	(440	) bps	(10.3)%

	For the Quarter Ended*
	3/31/2009	3/31/2008
System-wide effective royalty rate	4.26%	4.18%
* Operating statistics represent hotel operations from December through February

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	March 31, 2009		March 31, 2008		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,452	114,008	1,436	112,150	16	1,858	1.1%	1.7%
Comfort Suites	560	43,694	490	38,128	70	5,566	14.3%	14.6%
Sleep	366	26,956	347	25,781	19	1,175	5.5%	4.6%

Midscale without Food & Beverage	2,378	184,658	2,273	176,059	105	8,599	4.6%	4.9%

Quality	926	85,943	847	80,484	79	5,459	9.3%	6.8%
Clarion	155	22,562	169	23,340	(14)	(778)	(8.3)%	(3.3)%

Midscale with Food & Beverage	1,081	108,505	1,016	103,824	65	4,681	6.4%	4.5%

Econo Lodge	821	51,288	831	51,104	(10)	184	(1.2)%	0.4%
Rodeway	352	20,442	297	17,628	55	2,814	18.5%	16.0%

Economy	1,173	71,730	1,128	68,732	45	2,998	4.0%	4.4%

MainStay	37	2,867	32	2,421	5	446	15.6%	18.4%
Suburban	64	7,675	55	6,739	9	936	16.4%	13.9%

Extended Stay	101	10,542	87	9,160	14	1,382	16.1%	15.1%

Ascend Collection	21	1,363	—	—	21	1,363	NM	NM
Cambria Suites	13	1,448	5	567	8	881	160.0%	155.4%

Domestic Franchises	4,767	378,246	4,509	358,342	258	19,904	5.7%	5.6%

International Franchises	1,099	97,989	1,111	98,354	(12)	(365)	(1.1)%	(0.4)%

Total Franchises	5,866	476,235	5,620	456,696	246	19,539	4.4%	4.3%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Three Months Ended March 31, 2009			For the Three Months Ended March 31, 2008			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	—	7	7	11	9	20	(100)%	(22)%	(65)%
Comfort Suites	1	1	2	15	3	18	(93)%	(67)%	(89)%
Sleep	2	—	2	11	2	13	(82)%	(100)%	(85)%

Midscale without Food & Beverage	3	8	11	37	14	51	(92)%	(43)%	(78)%

Quality	1	23	24	—	28	28	NM	(18)%	(14)%
Clarion	—	6	6	1	10	11	(100)%	(40)%	(45)%

Midscale with Food & Beverage	1	29	30	1	38	39	0%	(24)%	(23)%

Econo Lodge	—	9	9	1	19	20	(100)%	(53)%	(55)%
Rodeway	1	7	8	1	18	19	0%	(61)%	(58)%

Economy	1	16	17	2	37	39	(50)%	(57)%	(56)%

MainStay	—	1	1	1	—	1	(100)%	NM	0%
Suburban	—	—	—	2	—	2	(100)%	NM	(100)%

Extended Stay	—	1	1	3	—	3	(100)%	NM	(67)%

Ascend Collection	—	—	—	—	—	—	NM	NM	NM
Cambria Suites	1	—	1	1	—	1	0%	NM	0%

Total Domestic System	6	54	60	44	89	133	(86)%	(39)%	(55)%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	March 31, 2009 Units			March 31, 2008 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	48	118	166	53	131	184	(5)	(9)%	(13)	(10)%	(18)	(10)%
Comfort Suites	2	253	255	3	275	278	(1)	(33)%	(22)	(8)%	(23)	(8)%
Sleep Inn	1	151	152	2	140	142	(1)	(50)%	11	8%	10	7%

Midscale without Food & Beverage	51	522	573	58	546	604	(7)	(12)%	(24)	(4)%	(31)	(5)%

Quality	64	13	77	67	15	82	(3)	(4)%	(2)	(13)%	(5)	(6)%
Clarion	27	7	34	34	7	41	(7)	(21)%	—	0%	(7)	(17)%

Midscale with Food & Beverage	91	20	111	101	22	123	(10)	(10)%	(2)	(9)%	(12)	(10)%

Econo Lodge	35	4	39	46	3	49	(11)	(24)%	1	33%	(10)	(20)%
Rodeway	48	3	51	59	2	61	(11)	(19)%	1	50%	(10)	(16)%

Economy	83	7	90	105	5	110	(22)	(21)%	2	40%	(20)	(18)%

MainStay	—	36	36	2	45	47	(2)	(100)%	(9)	(20)%	(11)	(23)%
Suburban	—	30	30	3	38	41	(3)	(100)%	(8)	(21)%	(11)	(27)%

Extended Stay	—	66	66	5	83	88	(5)	(100)%	(17)	(20)%	(22)	(25)%

Ascend Collection	—	1	1	—	—	—	—	NM	1	NM	1	NM
Cambria Suites	—	55	55	—	61	61	—	NM	(6)	(10)%	(6)	(10)%

	225	671	896	269	717	986	(44)	(16)%	(46)	(6)%	(90)	(9)%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended March 31,
	2009	2008
Franchising Revenues:

Total Revenues	$114,158	$128,855
Adjustments:
Marketing and reservation revenues	(62,042)	(68,426)
Hotel Operations	(1,118)	(1,042)

Franchising Revenues	$50,998	$59,387

Franchising Margins:

Operating Margin:

Total Revenues	$114,158	$128,855
Operating Income	$27,755	$34,052

Operating Margin	24.3%	26.4%

Franchising Margin:

Franchising Revenues	$50,998	$59,387

Operating Income	$27,755	$34,052
Less: Hotel Operations	333	277

	$27,422	$33,775

Franchising Margins	53.8%	56.9%

EBITDA Reconciliation

(in millions)

	Q1 2009 Actuals	Q1 2008 Actuals	Full-Year 2009 Outlook
Operating Income	$27.8	$34.1	$167.0
Depreciation and amortization	2.1	2.0	8.5

Earnings before interest, taxes, depreciation & amortization	$29.9	$36.1	$175.5